Exhibit 10-1

ALLONGE TO PROMISSORY NOTE

THIS ALLONGE, made as of March 6, 2009, by Pineapple House of Brevard, Inc., a Delaware corporation (the “Borrower”), and consented to by The Goldfield Corporation and Southeast Power Corporation (collectively the “Guarantor); is to be attached to and made a part of that certain Promissory Note dated November 18, 2005, made by Borrower to Branch Banking and Trust Company (the “Lender”) in the principal amount of Fourteen Million and No/100 Dollars ($14,000,000.00) (the “Note”) which Note is as therein set forth.

WHEREAS, there is due and owing under the above-described Note the principal sum of $3,047,434.72. Interest only on the outstanding principal balance of the Note shall be payable monthly, commencing March 18, 2009, and continuing on the same day each and every consecutive month thereafter until May 18, 2010, on which date the entire principal sum outstanding under this Note plus accrued interest shall become due and payable (the “Maturity Date”).

WHEREAS, Borrower and Lender desire to amend the Note.

NOW, THEREFORE, the Promissory Note dated November 18, 2005 is amended as follows:

PRINCIPAL AMOUNT. The principal amount of the Note is hereby reduced to Three Million Six hundred thousand and no/100 Dollars ($3,600,000.00) from the present amount of Fourteen Million and no/100 Dollars ($14,000,000.00).

All other terms and conditions of said Promissory Note remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this document the year first above written.

BORROWER:
Pineapple House of Brevard, Inc.

		By:	/s/ STEPHEN R. WHERRY
Stephen R. Wherry, Treasurer

GUARANTOR:		GUARANTOR:
The Goldfield Corporation		Southeast Power Corporation

By:	/s/ STEPHEN R. WHERRY	By:	/s/ STEPHEN R. WHERRY
	Stephen R. Wherry, Senior Vice President		Stephen R. Wherry, Treasurer

LENDER:
Branch Banking & Trust Co

		By:	/s/ BARRY FORBES
Barry Forbes, Senior Vice President